Exhibit 99.1

 Ventas Reports 2021 First Quarter Results

CHICAGO--(BUSINESS WIRE)--May 7, 2021--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today reported results for the first quarter ended March 31, 2021.

“Our strong, diverse and high-quality portfolio delivered better than expected financial results in the first quarter, driven by outperformance in our Senior Housing Operating Portfolio (“SHOP”) and the reliable performance of our Office and Triple-Net (“NNN”) businesses,” said Debra A. Cafaro, Ventas Chairman and CEO.

“Most importantly, led by a 280 basis point increase in our U.S. communities, occupancy in SHOP improved by 190 basis points from pandemic lows in mid-March through the end of April. We have experienced dramatic benefits in resident health and safety from the broad and effective roll out of vaccines earlier in the first quarter. With leads continuing to gain traction, and all our communities open to new move-ins, March and April were the first two consecutive months since the onset of COVID-19 when move-ins exceeded both pre-pandemic levels and move-outs. This improvement, while still in its early stages, demonstrates resilient demographic demand for senior housing and the essential care and socialization available to residents in our communities. These factors provide the basis for the powerful upside that lies ahead in senior housing and for Ventas as an industry leader.

“We are optimistic about our ongoing initiatives to recycle capital to further enhance the quality of our portfolio, fund new investment opportunities and maintain financial strength and flexibility. The emerging momentum in SHOP, combined with our high-quality portfolio, leading operators and partners and experienced leadership, position Ventas to win the recovery,” Cafaro concluded.

First Quarter 2021 Results
(per share)

For the first quarter 2021, reported per share results were:
	Quarter Ended March 31
	2021	2020	$ Change	% Change
Net Income (Loss) Attributable to Common Stockholders	($0.15)	$1.26	($1.41)	(112%)
Nareit FFO Attributable to Common Stockholders (“Nareit FFO”)*	$0.67	$1.31	($0.64)	(49%)
Normalized FFO Attributable to Common Stockholders (“Normalized FFO”)*	$0.72	$0.97	($0.25)	(26%)
*

This is a non-GAAP financial measure. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release and our first quarter 2021 supplemental for additional information and a reconciliation to the most directly comparable GAAP measure.

First Quarter 2021 Property Results

		1Q21 vs. 1Q20 (Quarterly Pools) Year-Over-Year Same-Store Cash Net Operating Income (“NOI”)* Growth
	Assets	% Change

SHOP[1]	389	(42.5%)
NNN	355	(12.7%)
Office	347	0.5%
Total Company	1,091	(20.2%)
		1Q21 vs. 4Q20 (Sequential Pools) Sequential Same-Store Cash NOI* Growth
	Assets	% Change

SHOP[1]	424	(21.4%)
NNN	357	(0.5%)
Office	352	0.8%
Total Company	1,133	(7.3%)
*

This is a non-GAAP financial measure. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release and our first quarter 2021 supplemental for additional information and a reconciliation to the most directly comparable GAAP measure.

[1]

Excluding the HHS Grants (described below) in all periods, Q1 2021 Same-Store SHOP Cash NOI sequential and year-over-year growth would have been (8.0%) and (50.4%), respectively. SHOP Same-Store Cash NOI includes grants received in 4Q20 and 1Q21 under the Provider Relief Fund administered by the Department of Health and Human Services (the “HHS Grants”). The HHS Grants are recorded as a contra expense within SHOP operating expenses. The Quarterly Pools include ~$13.2M in HHS Grants received in 1Q21. The Sequential Pools include ~$34.4M in HHS Grants received in 4Q20 and ~$13.2M in HHS Grants received in 1Q21.

SHOP Latest Trends and First Quarter Sequential Same-Store Results (26% of Total Portfolio)

  SHOP Latest Trends
    Leading Indicators: Leading indicators and demand showed strength, with consistently improving trends through the end of April.

      In April, leads, move-ins and move-outs were 104%, 110%, and 83%, respectively, of their pre-COVID-19 same period 2019 levels.
      Move-ins during April totaled 1,880 residents, the highest number since June 2019.

    Occupancy: Led by U.S. SHOP communities, which gained 280 basis points, approximate spot occupancy for the full SHOP first quarter sequential same-store portfolio at April 30 grew 190 basis points from the pandemic low in mid-March 2021 to 77.9%. Approximate spot month-end to month-end occupancy results are below:

	Oct-20	Nov-20	Dec-20	Jan-21	Feb-21	Mar-21	Apr-21
Approximate Spot Occupancy	79.8%	79.0%	78.0%	76.9%	76.6%	77.2%	77.9%
Sequential Spot Occupancy Change	--	(80bps)	(100bps)	(110bps)	(30bps)	60bps	70bps
      March and April showed positive spot occupancy gains, led by U.S. communities, which gained 80 and 120 basis points, respectively, driving the first two consecutive months of spot occupancy growth since the start of the pandemic.
      March to April month-end approximate spot occupancy in the Company’s Canadian SHOP communities declined 30 basis points to 91.4% due to the continued prevalence of COVID-19 activity and regulatory protective measures currently in place in the most populous provinces.

    Clinical Trends: Ventas has experienced a dramatic improvement in clinical conditions, from the most challenging period of the pandemic, which occurred early in the first quarter:

      April was the best clinical month since the onset of the pandemic, with newly confirmed cases approximating one per day per 40,000 residents.
      Over 97% of our communities either never had a confirmed COVID-19 resident case or have not experienced a confirmed COVID-19 resident case during the two weeks ended April 30.
      100% of our SHOP communities are open to new move-ins, and the vast majority have introduced expanded visitation and community activities to enhance resident lifestyle and promote safe socialization.

  SHOP Sequential Same-Store Results: First Quarter 2021 Compared to Fourth Quarter 2020

    Occupancy: Average occupancy in the first quarter of 76.5% declined sequentially by 260 basis points from the fourth quarter, substantially better than the midpoint of the previously communicated expectation of down 250 to 325 basis points. Net move-in trends improved in February and March, following significant occupancy declines earlier in the quarter as a result of challenging COVID-19 conditions across the nation in December and January.
    NOI: Sequential same-store pool (424 assets) cash NOI decreased by 8% excluding the HHS Grants in both periods. Including the HHS Grants in both periods, sequential same-store cash NOI decreased by 21.4%. Operating expenses increased $18 million sequentially. Excluding the HHS Grants, operating expenses decreased $4 million sequentially due to lower COVID-19 costs driven by late quarter improving clinical trends.

Company, Office and NNN Sequential Same-Store Property Results: First Quarter 2021 Compared to Fourth Quarter 2020

  Company Results
    Company sequential same-store first quarter 2021 cash NOI declined 7.3%. Company sequential same-store cash NOI declined 2.2% excluding the impact of $34 million of HHS Grants in the fourth quarter 2020 and $13 million of HHS Grants in the first quarter 2021.
  NNN Portfolio (37% of Total Portfolio)
    NNN sequential same-store (357 assets) cash NOI was largely stable in the first quarter 2021. Substantially all expected first quarter and April 2021 rent was received from the Company’s NNN tenants.
  Office Portfolio (32% of Total Portfolio)
    Office sequential same-store pool (352 assets) cash NOI grew modestly by 0.8%. Steady performance was led by the Company’s Medical Office Building business. The Company received over 99% of first quarter 2021 rent from its Office tenants, a level consistent with reliable rent payments made by the Company’s tenants throughout the pandemic.

Select Investment Activity

  In March, the Company expanded its life science portfolio with its investment in two life science assets strategically located adjacent to Johns Hopkins Medical Campus for $272 million.
    The Class A portfolio, containing 454,000 square feet, is 96% leased with a weighted average lease term exceeding seven years. It is anchored by Johns Hopkins Medicine and has 80% excellent credit tenancy.
    The Baltimore-D.C. market is the fourth ranked life science cluster in the United States.
    The transaction establishes a relationship with Johns Hopkins Medicine’s leading global academic medicine and research.
  Ventas has extended its successful track record of development with its partner Le Groupe Maurice with a robust pipeline and resilient demand. Two Le Groupe Maurice projects containing 775 units were delivered in the fourth quarter 2020, and reached 87% approximate spot occupancy as of April 30 with substantial leasing momentum. Three additional development projects are underway totaling $290 million in project costs and spanning 900 units, with one of these projects expected to be delivered in 2021.

Leadership and Recognition

  Ventas was named a 2021 ENERGY STAR® Partner of the Year by the U.S. Environmental Protection Agency and the U.S. Department of Energy for the first time. The award recognizes the Company’s energy efficiency achievements across its portfolio.
  The Company was the leading owner of ENERGY STAR® certified Senior Housing communities for the second consecutive year in 2020, earning 70% of the total certifications awarded in the space with 102 certified Senior Housing communities representing nine million square feet.
  These energy initiatives reflect both Ventas capital investment in energy efficiency, such as LED lighting, and the efficient daily operations of our operating partners, which provide the community residents and staff with a more comfortable living and working environment while minimizing environmental impacts.
  The Science Based Targets initiative has confirmed that Ventas’s ambitious new emissions reduction targets are consistent with levels required to meet the goals of the Paris Agreement.

Financial Strength & Liquidity

  As of May 5, 2021, the Company has robust liquidity of $2.7 billion, including $2.7 billion of undrawn revolver capacity, $0.2 billion in cash and cash equivalents on hand, and $0.2 billion in commercial paper outstanding.
  Ventas’s Net Debt to Adjusted Pro Forma EBITDA ratio was 7.1x and Total Indebtedness to Gross Asset Value was 37% for the first quarter 2021.
  On March 15, 2021, Ventas fully repaid $400 million in outstanding aggregate principal amount of its 3.10% senior notes due January 2023, principally using cash on hand.

First Quarter Dividend

The Company paid its first quarter 2021 dividend of $0.45 per share on April 14, 2021 to stockholders of record on April 1, 2021.

Second Quarter 2021 Guidance

The Company currently expects to report second quarter 2021 Net Income (Loss) Attributable to Common Stockholders, Nareit FFO and Normalized FFO within the following per share ranges:

	2Q21 Guidance
	Per Share
	Low		High
Net Income (Loss) Attributable to Common Stockholders	$0.00	-	$0.07
Nareit FFO*	$0.67	-	$0.70
Normalized FFO*	$0.67	-	$0.71
*

This is a non-GAAP financial measure. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release and our first quarter 2021 supplemental for additional information and a reconciliation to the most directly comparable GAAP measure

The trajectory and future impact of the COVID-19 pandemic remain highly uncertain and can change rapidly, although emerging positive SHOP trends in the United States, if sustained, would improve performance over time. The extent of the pandemic’s continuing and ultimate effect on our operational and financial performance will depend on a variety of factors. Accordingly, the Company is providing its expectations only for the quarter ending June 30, 2021.

Driven by growth in SHOP, the Company’s second quarter Normalized FFO guidance midpoint of $0.69 per share represents a modest increase versus the first quarter when excluding the four cents per share of HHS Grants received in first quarter 2021. Key assumptions underlying the second quarter 2021 guidance include, among other things:

  Approximate spot occupancy in the Company’s sequential same-store SHOP business (434 assets) is assumed to increase by 150 to 250 basis points from March 31, 2021 through June 30, 2021. At the midpoint of this range, SHOP sequential same-store NOI and revenue are expected to increase modestly, and expenses are expected to be stable (in each case, excluding the impact of HHS Grants in all periods). Sequentially, customary operating expenses are expected to increase due to increased occupancy, activity levels in the communities and an additional day in the quarter, but COVID-19 costs should decrease.
  No HHS Grants are assumed to be received in Senior Housing in the second quarter.

2021 G&A and Key Capital Activities Expectations

  Ventas expects to recycle capital through approximately $1.0 billion in property dispositions across asset classes in the second half of 2021. These actions will further enhance the Company’s portfolio quality, augment financial strength and flexibility and fund new investments, including capital expenditures of $0.5 billion, principally in the Office segment and with Le Groupe Maurice.
  The Company continues to expect full year 2021 general and administrative expenses to range from approximately $135 million to $140 million.

A presentation outlining the Company’s first quarter results and business update is posted to the Events & Presentations section of Ventas’s website at ir.ventasreit.com/events-and-presentations.

First Quarter 2021 Results Conference Call

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

The dial-in number for the conference call is (833) 979-2853 (or +1 (236) 714-2928 for international callers), and the participant passcode is “Ventas.” A live webcast can be accessed from ir.ventasreit.com.

A telephonic replay will be available at (800) 585-8367 (or +1 (416) 621-4642 for international callers), passcode 3698322, beginning on May 7, 2021, at approximately 1:00 p.m. Eastern Time and will remain available for 30 days. The webcast replay will be posted in the Investor Relations section of www.ventasreit.com.

About Ventas

Ventas, an S&P 500 company, operates at the intersection of two powerful and dynamic industries – healthcare and real estate. As one of the world’s foremost Real Estate Investment Trusts (REIT), we use the power of capital to unlock the value of real estate, partnering with leading care providers, developers, research and medical institutions, innovators and healthcare organizations whose success is buoyed by the demographic tailwind of an aging population. For more than twenty years, Ventas has followed a successful strategy that endures: combining a high-quality diversified portfolio of properties and capital sources to manage through cycles, working with industry leading partners, and a collaborative and experienced team focused on producing consistent growing cash flows and superior returns on a strong balance sheet, ultimately rewarding Ventas stakeholders. As of March 31, 2021, Ventas owned or had investments in approximately 1,200 properties.

Non-GAAP Financial Measures

This press release includes certain financial performance measures not defined by generally accepted accounting principles in the Unites States (“GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. We believe such measures provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.

These non-GAAP financial measures should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of our financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.

Cautionary Statements

Certain of the information contained herein, including intra-quarter operating information and number of confirmed cases of COVID-19, has been provided by our operators and we have not verified this information through an independent investigation or otherwise. We have no reason to believe that this information is inaccurate in any material respect, but we cannot assure you of its accuracy.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. You are urged to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance in our filings with the Securities and Exchange Commission, including those made in the “Risk Factors” section and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” section of our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) the impact of the ongoing COVID-19 pandemic on our revenue, level of profitability, liquidity and overall risk exposure and the implementation and impact of regulations related to the CARES Act and other stimulus legislation and any future COVID-19 relief measures; (b) our exposure and the exposure of our tenants, borrowers and managers to complex healthcare and other regulation and the challenges and expense associated with complying with such regulation; (c) the potential for significant general and commercial claims, legal actions, regulatory proceedings or enforcement actions that could subject us or our tenants, borrowers or managers to increased operating costs and uninsured liabilities; (d) the impact of market and general economic conditions, including economic and financial market events, or events that affect consumer confidence, our occupancy rates and resident fee revenues, and the actual and perceived state of the real estate markets, labor markets and public capital markets; (e) our ability, and the ability of our tenants, borrowers and managers, to navigate the trends impacting our or their businesses and the industries in which we or they operate; (f) the risk of bankruptcy, insolvency or financial deterioration of our tenants, borrowers, managers and other obligors and our ability to foreclose successfully on the collateral securing our loans and other investments in the event of a borrower default; (g) our ability to identify and consummate future investments in or dispositions of healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles; (h) our ability to attract and retain talented employees; (i) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply; (j) the risk of changes in healthcare law or regulation or in tax laws, guidance and interpretations, particularly as applied to REITs, that could adversely affect us or our tenants, borrowers or managers; (k) increases in the Company’s borrowing costs as a result of becoming more leveraged or as a result of changes in interest rates and phasing out of LIBOR rates; (l) our reliance on third parties to operate a majority of our assets and our limited control and influence over such operations and results; (m) our dependency on a limited number of tenants and managers for a significant portion of our revenues and operating income; (n) the adequacy of insurance coverage provided by our policies and policies maintained by our tenants, managers or other counterparties; (o) the occurrence of cyber incidents that could disrupt our operations, result in the loss of confidential information or damage our business relationships and reputation; (p) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our tenants, borrowers or managers; and (q) the risk of catastrophic or extreme weather and other natural events and the physical effects of climate change.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020

Assets
Real estate investments:
Land and improvements	$2,235,773	$2,261,415	$2,268,583	$2,258,699	$2,246,245
Buildings and improvements	24,250,630	24,323,279	24,196,730	23,964,691	23,826,989
Construction in progress	310,547	265,748	567,052	496,349	505,648
Acquired lease intangibles	1,212,263	1,230,886	1,246,312	1,242,414	1,243,571
Operating lease assets	343,072	346,372	386,946	389,302	391,908
	28,352,285	28,427,700	28,665,623	28,351,455	28,214,361
Accumulated depreciation and amortization	(8,030,524)	(7,877,665)	(7,687,211)	(7,453,251)	(7,241,597)
Net real estate property	20,321,761	20,550,035	20,978,412	20,898,204	20,972,764
Secured loans receivable and investments, net	615,037	605,567	604,452	681,831	623,716
Investments in unconsolidated real estate entities	471,243	443,688	162,860	166,039	165,745
Net real estate investments	21,408,041	21,599,290	21,745,724	21,746,074	21,762,225
Cash and cash equivalents	169,661	413,327	588,343	992,824	2,848,115
Escrow deposits and restricted cash	40,551	38,313	40,147	36,312	38,144
Goodwill	1,051,780	1,051,650	1,050,742	1,050,115	1,050,137
Assets held for sale	59,860	9,608	15,748	76,021	69,199
Deferred income tax assets, net	11,610	9,987	304	304	47,495
Other assets	810,760	807,229	779,475	687,738	802,513
Total assets	$23,552,263	$23,929,404	$24,220,483	$24,589,388	$26,617,828

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$11,759,299	$11,895,412	$12,047,919	$12,530,036	$14,172,279
Accrued interest	91,390	111,444	97,828	117,687	87,245
Operating lease liabilities	206,426	209,917	247,255	248,912	250,357
Accounts payable and other liabilities	1,109,279	1,133,066	1,234,933	998,446	1,141,551
Liabilities related to assets held for sale	3,853	3,246	1,987	5,514	4,765
Deferred income tax liabilities	65,777	62,638	53,711	56,963	47,533
Total liabilities	13,236,024	13,415,723	13,683,633	13,957,558	15,703,730

Redeemable OP unitholder and noncontrolling interests	244,619	235,490	249,143	231,920	197,701

Commitments and contingencies

Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 375,068; 374,609; 373,940; 373,113; and 373,094; shares issued at March 31, 2021, December 31, 2020, September 30, 2020, June 30, 2020, and March 31, 2020, respectively	93,750	93,635	93,467	93,261	93,256
Capital in excess of par value	14,186,692	14,171,262	14,142,349	14,118,119	14,135,657
Accumulated other comprehensive loss	(52,497)	(54,354)	(65,042)	(82,761)	(103,408)
Retained earnings (deficit)	(4,257,001)	(4,030,376)	(3,972,647)	(3,816,460)	(3,491,696)
Treasury stock, 14; 0; 33; 24; and 22 shares at March 31, 2021, December 31, 2020, September 30, 2020, June 30, 2020, and March 31, 2020, respectively	(789)	—	(1,275)	(947)	(867)
Total Ventas stockholders’ equity	9,970,155	10,180,167	10,196,852	10,311,212	10,632,942
Noncontrolling interests	101,465	98,024	90,855	88,698	83,455
Total equity	10,071,620	10,278,191	10,287,707	10,399,910	10,716,397
Total liabilities and equity	$23,552,263	$23,929,404	$24,220,483	$24,589,388	$26,617,828

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(unaudited)

	For the Three Months Ended
	March 31,
	2021	2020
Revenues
Rental income:
Triple-net leased	$159,885	$194,862
Office	197,455	208,395
	357,340	403,257
Resident fees and services	528,650	576,770
Office building and other services revenue	4,950	3,128
Income from loans and investments	19,010	24,046
Interest and other income	341	4,853
Total revenues	910,291	1,012,054
Expenses
Interest	110,767	116,696
Depreciation and amortization	314,148	248,837
Property-level operating expenses:
Senior living	417,829	410,131
Office	63,946	64,506
Triple-net leased	4,825	6,331
	486,600	480,968
Office building services costs	618	727
General, administrative and professional fees	40,309	40,460
Loss on extinguishment of debt, net	27,090	—
Merger-related expenses and deal costs	4,617	8,218
Allowance on loans receivable and investments	(8,902)	—
Other	(9,428)	5,783
Total expenses	965,819	901,689
(Loss) income before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	(55,528)	110,365
Loss from unconsolidated entities	(250)	(10,876)
Gain on real estate dispositions	2,533	226,225
Income tax (expense) benefit	(2,153)	149,016
(Loss) income from continuing operations	(55,398)	474,730
Net (loss) income	(55,398)	474,730
Net income attributable to noncontrolling interests	1,811	1,613
Net (loss) income attributable to common stockholders	$(57,209)	$473,117
Earnings per common share
Basic:
(Loss) income from continuing operations	$(0.15)	$1.27
Net (loss) income attributable to common stockholders	(0.15)	1.27
Diluted:[1]
(Loss) income from continuing operations	$(0.15)	$1.26
Net (loss) income attributable to common stockholders	(0.15)	1.26

Weighted average shares used in computing earnings per common share
Basic	374,669	372,829
Diluted	377,922	375,997
[1]	Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(unaudited)

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Revenues
Rental income:
Triple-net leased	$159,885	$168,027	$156,136	$176,240	$194,862
Office	197,455	199,931	198,376	192,925	208,395
	357,340	367,958	354,512	369,165	403,257
Resident fees and services	528,650	529,739	541,322	549,329	576,770
Office building and other services revenue	4,950	4,522	3,868	3,673	3,128
Income from loans and investments	19,010	18,302	18,666	19,491	24,046
Interest and other income	341	644	572	1,540	4,853
Total revenues	910,291	921,165	918,940	943,198	1,012,054

Expenses
Interest	110,767	114,208	115,505	123,132	116,696
Depreciation and amortization	314,148	261,966	249,366	349,594	248,837
Property-level operating expenses:
Senior living	417,829	393,309	422,653	432,578	410,131
Office	63,946	64,420	66,934	60,752	64,506
Triple-net leased	4,825	5,156	5,398	5,275	6,331
	486,600	462,885	494,985	498,605	480,968
Office building services costs	618	488	557	543	727
General, administrative and professional fees	40,309	29,537	32,081	28,080	40,460
Loss on extinguishment of debt, net	27,090	3,405	7,386	—	—
Merger-related expenses and deal costs	4,617	3,683	11,325	6,586	8,218
Allowance on loans receivable and investments	(8,902)	(10,416)	4,999	29,655	—
Other	(9,428)	(16,043)	5,681	5,286	5,783
Total expenses	965,819	849,713	921,885	1,041,481	901,689

(Loss) income before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	(55,528)	71,452	(2,945)	(98,283)	110,365
(Loss) income from unconsolidated entities	(250)	17,705	865	(5,850)	(10,876)
Gain on real estate dispositions	2,533	22,117	12,622	1,254	226,225
Income tax (expense) benefit	(2,153)	679	3,195	(56,356)	149,016
(Loss) income from continuing operations	(55,398)	111,953	13,737	(159,235)	474,730
Net (loss) income	(55,398)	111,953	13,737	(159,235)	474,730
Net income (loss) attributable to noncontrolling interests	1,811	1,502	986	(2,065)	1,613
Net (loss) income attributable to common stockholders	$(57,209)	$110,451	$12,751	$(157,170)	$473,117

Earnings per common share
Basic:
(Loss) income from continuing operations	$(0.15)	$0.30	$0.04	$(0.43)	$1.27
Net (loss) income attributable to common stockholders	(0.15)	0.29	0.03	(0.42)	1.27
Diluted:[1]
(Loss) income from continuing operations	$(0.15)	$0.30	$0.04	$(0.43)	$1.26
Net (loss) income attributable to common stockholders	(0.15)	0.29	0.03	(0.42)	1.26

Weighted average shares used in computing earnings per common share
Basic	374,669	374,473	373,177	372,982	372,829
Diluted	377,922	377,696	376,295	376,024	375,997
[1]	Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)
	For the Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net (loss) income	$(55,398)	$474,730
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	314,148	248,837
Amortization of deferred revenue and lease intangibles, net	(14,766)	(2,973)
Other non-cash amortization	5,272	3,851
Allowance on loans receivable and investments	(8,902)	—
Stock-based compensation	16,072	10,514
Straight-lining of rental income	(3,863)	(6,788)
Loss on extinguishment of debt, net	27,090	—
Gain on real estate dispositions	(2,533)	(226,225)
Gain on real estate loan investments	(74)	(167)
Income tax expense (benefit)	503	(150,273)
Loss from unconsolidated entities	250	10,876
Distributions from unconsolidated entities	3,897	1,600
Other	(14,379)	3,805
Changes in operating assets and liabilities:
Increase in other assets	(5,100)	(13,768)
Decrease in accrued interest	(20,234)	(23,032)
Decrease in accounts payable and other liabilities	(4,390)	(16,535)
Net cash provided by operating activities	237,593	314,452
Cash flows from investing activities:
Net investment in real estate property	(210)	(79,539)
Investment in loans receivable	(186)	(1,051)
Proceeds from real estate disposals	8,083	625,439
Proceeds from loans receivable	16,419	99,117
Development project expenditures	(58,598)	(94,229)
Capital expenditures	(29,674)	(26,789)
Investment in unconsolidated entities	(38,452)	(5,809)
Insurance proceeds for property damage claims	6	42
Net cash (used in) provided by investing activities	(102,612)	517,181
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	5,144	2,762,153
Net change in borrowings under commercial paper program	214,978	(565,524)
Proceeds from debt	31,157	82,759
Repayment of debt	(445,050)	(62,973)
Payment of deferred financing costs	(17,343)	(1,963)
Issuance of common stock, net	11,075	—
Cash distribution to common stockholders	(168,763)	(296,304)
Cash distribution to redeemable OP unitholders	(1,842)	(2,325)
Cash issued for redemption of OP Units	(25)	(570)
Contributions from noncontrolling interests	5	155
Distributions to noncontrolling interests	(2,653)	(2,543)
Proceeds from stock option exercises	2,106	3,389
Other	(5,856)	(4,954)
Net cash (used in) provided by financing activities	(377,067)	1,911,300
Net (decrease) increase in cash, cash equivalents and restricted cash	(242,086)	2,742,933
Effect of foreign currency translation	658	(2,776)
Cash, cash equivalents and restricted cash at beginning of period	451,640	146,102
Cash, cash equivalents and restricted cash at end of period	$210,212	$2,886,259

Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$468	$533
Other assets	—	56
Other liabilities	—	398
Noncontrolling interests	468	191

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)
	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Cash flows from operating activities:
Net (loss) income	$(55,398)	$111,953	$13,737	$(159,235)	$474,730
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	314,148	261,966	249,366	349,594	248,837
Amortization of deferred revenue and lease intangibles, net	(14,766)	(15,513)	(19,009)	(3,361)	(2,973)
Other non-cash amortization	5,272	5,508	5,558	5,802	3,851
Allowance on loans receivable and investments	(8,902)	(10,416)	4,999	29,655	—
Stock-based compensation	16,072	4,165	5,765	1,043	10,514
Straight-lining of rental income	(3,863)	(4,052)	15,635	98,287	(6,788)
Loss on extinguishment of debt, net	27,090	3,405	7,386	—	—
Gain on real estate dispositions	(2,533)	(22,117)	(12,622)	(1,254)	(226,225)
Gain on real estate loan investments	(74)	—	—	—	(167)
Income tax expense (benefit)	503	(2,283)	(4,575)	55,146	(150,273)
Loss (income) from unconsolidated entities	250	(17,701)	(865)	5,858	10,876
Distributions from unconsolidated entities	3,897	1,960	1,360	—	1,600
Other	(14,379)	(16,394)	2,859	8,951	3,805
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(5,100)	(5)	(55,765)	1,305	(13,768)
(Decrease) increase in accrued interest	(20,234)	13,251	(20,069)	30,126	(23,032)
(Decrease) increase in accounts payable and other liabilities	(4,390)	(17,964)	240,642	(16,358)	(16,535)
Net cash provided by operating activities	237,593	295,763	434,402	405,559	314,452
Cash flows from investing activities:
Net investment in real estate property	(210)	(1,023)	(156)	2,070	(79,539)
Investment in loans receivable	(186)	(2,016)	(45,857)	(66,239)	(1,051)
Proceeds from real estate disposals	8,083	361,753	54,800	2,365	625,439
Proceeds from loans receivable	16,419	12,045	191	7,658	99,117
Development project expenditures	(58,598)	(70,446)	(129,569)	(86,169)	(94,229)
Capital expenditures	(29,674)	(53,827)	(40,888)	(26,730)	(26,789)
Investment in unconsolidated entities	(38,452)	(278,990)	33	(2,056)	(5,809)
Insurance proceeds (expense) for property damage claims	6	174	(9)	—	42
Net cash (used in) provided by investing activities	(102,612)	(32,330)	(161,455)	(169,101)	517,181
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	5,144	(14,724)	(539,560)	(2,296,737)	2,762,153
Net change in borrowings under commercial paper program	214,978	—	—	—	(565,524)
Proceeds from debt	31,157	75,741	17,024	557,774	82,759
Repayment of debt	(445,050)	(352,011)	(16,227)	(48,328)	(62,973)
Purchase of noncontrolling interests	—	(8,239)	—	—	—
Payment of deferred financing costs	(17,343)	(815)	(15)	(5,586)	(1,963)
Issuance of common stock, net	11,075	18,967	36,395	—	—
Cash distribution to common stockholders	(168,763)	(168,446)	(168,078)	(295,981)	(296,304)
Cash distribution to redeemable OP unitholders	(1,842)	(1,329)	(1,326)	(2,303)	(2,325)
Cash issued for redemption of OP Units	(25)	—	(5)	—	(570)
Contributions from noncontrolling interests	5	176	792	191	155
Distributions to noncontrolling interests	(2,653)	(3,280)	(3,373)	(3,750)	(2,543)
Proceeds from stock option exercises	2,106	11,585	—	129	3,389
Other	(5,856)	53	(98)	63	(4,954)
Net cash (used in) provided by financing activities	(377,067)	(442,322)	(674,471)	(2,094,528)	1,911,300
Net (decrease) increase in cash, cash equivalents and restricted cash	(242,086)	(178,889)	(401,524)	(1,858,070)	2,742,933
Effect of foreign currency translation	658	2,039	878	947	(2,776)
Cash, cash equivalents and restricted cash at beginning of period	451,640	628,490	1,029,136	2,886,259	146,102
Cash, cash equivalents and restricted cash at end of period	$210,212	$451,640	$628,490	$1,029,136	$2,886,259

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In thousands)
(unaudited)
	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$468	$1,000	$92,373	$76,578	$533
Other assets	—	—	610	558	56
Debt	—	—	—	55,368	—
Other liabilities	—	—	610	1,699	398
Deferred income tax liability	—	—	337	—	—
Noncontrolling interests	468	—	—	20,068	191

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations Attributable to Common Stockholders (FFO)[1]
and Funds Available for Distribution Attributable to Common Stockholders (FAD)[1]
(Dollars in thousands, except per share amounts)
(unaudited)

							Q1 YoY
	2020					2021	Growth
	Q1	Q2	Q3	Q4	FY	Q1	'20-'21
Net income (loss) attributable to common stockholders	$473,117	$(157,170)	$12,751	$110,451	$439,149	$(57,209)	(112%)
Net income (loss) attributable to common stockholders per share[2]	$1.26	$(0.42)	$0.03	$0.29	$1.17	$(0.15)	(112%)
Adjustments:
Depreciation and amortization on real estate assets	247,330	348,110	247,969	260,705	1,104,114	312,869
Depreciation on real estate assets related to noncontrolling interests	(3,843)	(4,068)	(4,475)	(4,381)	(16,767)	(4,618)
Depreciation on real estate assets related to unconsolidated entities	561	1,307	1,360	1,758	4,986	4,018
Gain on real estate dispositions	(226,225)	(1,254)	(12,622)	(22,117)	(262,218)	(2,533)
Loss on real estate dispositions related to noncontrolling interests	(6)	(3)	—	—	(9)	—
Subtotal: FFO add-backs	17,817	344,092	232,232	235,965	830,106	309,736
Subtotal: FFO add-backs per share	$0.05	$0.92	$0.62	$0.62	$2.20	$0.82
FFO (Nareit) attributable to common stockholders	$490,934	$186,922	$244,983	$346,416	$1,269,255	$252,527	(49%)
FFO (Nareit) attributable to common stockholders per share	$1.31	$0.50	$0.65	$0.92	$3.37	$0.67	(49%)

Adjustments:
Change in fair value of financial instruments	(10)	(13)	1,157	(23,062)	(21,928)	(21,008)
Non-cash income tax (benefit) expense	(140,895)	55,505	(4,763)	(7,961)	(98,114)	1,344
Loss on extinguishment of debt, net	—	—	7,386	3,405	10,791	27,090
Loss (gain) on non-real estate dispositions related to unconsolidated entities	239	—	(244)	(592)	(597)	(21)
Merger-related expenses, deal costs and re-audit costs	8,773	6,605	12,793	6,519	34,690	5,360
Amortization of other intangibles	118	118	118	118	472	116
Other items related to unconsolidated entities	(875)	(263)	290	234	(614)	101
Non-cash impact of changes to equity plan	6,895	(3,337)	(1,923)	(2,087)	(452)	8,741
Natural disaster expenses (recoveries), net	941	252	125	(71)	1,247	5,127
Impact of Holiday lease termination	—	(50,184)	—	—	(50,184)	—
Write-off of straight-line rental income, net of noncontrolling interests	—	52,368	18,408	87	70,863	—
Allowance on loan investments and impairment of unconsolidated entities, net of noncontrolling interests	—	40,320	4,635	(10,412)	34,543	(8,900)
Subtotal: normalized FFO add-backs	(124,814)	101,371	37,982	(33,822)	(19,283)	17,950
Subtotal: normalized FFO add-backs per share	$(0.33)	$0.27	$0.10	$(0.09)	$(0.05)	$0.05
Normalized FFO attributable to common stockholders	$366,120	$288,293	$282,965	$312,594	$1,249,972	$270,477	(26%)
Normalized FFO attributable to common stockholders per share	$0.97	$0.77	$0.75	$0.83	$3.32	$0.72	(26%)

Non-cash items included in normalized FFO:
Amortization of deferred revenue and lease intangibles, net	(2,973)	(3,362)	(19,009)	(15,513)	(40,857)	(14,766)
Other non-cash amortization, including fair market value of debt	3,851	5,803	5,558	5,508	20,720	5,272
Stock-based compensation	3,619	4,380	7,688	6,252	21,939	7,331
Straight-lining of rental income	(6,788)	(5,526)	(4,648)	(4,052)	(21,014)	(3,863)
Subtotal: non-cash items included in normalized FFO	(2,291)	1,295	(10,411)	(7,805)	(19,212)	(6,026)
Cash impact of Brookdale lease modification	—	—	161,533	—	161,533	—
Cash impact of Holiday lease termination	—	33,795	—	—	33,795	—
FAD Capital Expenditures	(24,972)	(26,102)	(39,955)	(52,645)	(143,674)	(28,506)
Normalized FAD attributable to common stockholders	$338,857	$297,281	$394,132	$252,144	$1,282,414	$235,945	(30%)
Merger-related expenses, deal costs and re-audit costs	(8,773)	(6,605)	(12,793)	(6,519)	(34,690)	(5,360)
Other items related to unconsolidated entities	875	263	(290)	(234)	614	(101)
FAD attributable to common stockholders	$330,959	$290,939	$381,049	$245,391	$1,248,338	$230,484	(30%)
Weighted average diluted shares	375,997	376,024	376,295	377,696	376,503	377,922
[1]

Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any. Per share amounts may not add to total per share amounts due to rounding.

[2]	Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists, as the effect would be an antidilutive per share amount.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers FFO, normalized FFO, FAD and normalized FAD to be appropriate supplemental measures of operating performance of an equity REIT. In particular, the Company believes that normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO. Nareit defines FFO as net income attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property, including gains or losses on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and entities. Adjustments for unconsolidated partnerships and entities will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company’s executive equity compensation plan, derivative transactions that have non-cash mark to market impacts on the Company’s income statement and non-cash charges related to leases; (d) the financial impact of contingent consideration, severance-related costs and charitable donations made to the Ventas Charitable Foundation; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other unusual items related to unconsolidated entities; (g) expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements and related matters; (h) net expenses or recoveries related to natural disasters and (i) any other incremental items set forth in the normalized FFO reconciliation included herein.

Normalized FAD represents normalized FFO excluding non-cash components and straight-line rent adjustments, deducting FAD Capital Expenditures plus cash received related to lease terminations and modifications. FAD Capital Expenditures are (i) Ventas-invested capital expenditures, whether routine or non-routine, that extend the useful life of a property but are not expected to generate incremental income for the Company (ii) Office Building and Triple-Net leasing commissions paid to third-party agents and (iii) capital expenditures for second-generation tenant improvements. It excludes (i) costs for a first generation lease (e.g., a development project) or related to properties that have undergone redevelopment and (ii) Initial Capital Expenditures, which are defined as capital expenditures required to bring a newly acquired or newly transitioned property up to standard. Initial Capital Expenditures are typically incurred within the first 12 months after acquisition or transition, respectively.

FAD represents normalized FAD after subtracting merger-related expenses, deal costs, re-audit costs and unusual items related to unconsolidated entities.

FFO, normalized FFO, FAD and normalized FAD presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO, normalized FFO, FAD and normalized FAD should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO, FAD and normalized FAD should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION Net Income and FFO Attributable to Common Stockholders Q2 2021 Guidance[1,2] (Dollars in millions, except per share amounts) (unaudited)

	Q2 2021 Guidance
	Tentative / Preliminary and Subject to Change
	Q2 2021		Q2 2021 - Per Share
	Low	High	Low	High

Net Income Attributable to Common Stockholders	$2	$26	$0.00	$0.07

Depreciation and Amortization Adjustments	253	240	0.67	0.64
Gain on Real Estate Dispositions	—	—	0.00	0.00
Other Adjustments [3]	—	—	0.00	0.00

FFO (Nareit) Attributable to Common Stockholders	$255	$266	$0.67	$0.70

Merger-Related Expenses, Deal Costs and Re-Audit Costs	0	2	0.00	0.01
Natural Disaster Expenses (Recoveries), Net	2	3	0.01	0.01
Other Adjustments [3]	(4)	(4)	(0.01)	(0.01)

Normalized FFO Attributable to Common Stockholders	$253	$267	$0.67	$0.71
% Year-Over-Year Growth			(13%)	(8%)

Weighted Average Diluted Shares (in millions)	378	378
[1]

The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in this press release and the Company’s filings with the Securities and Exchange Commission.

[2]	Per share quarterly amounts may not add to annual per share amounts due to changes in the Company’s weighted average diluted share count, if any.

[3]

Other Adjustments include the categories of adjustments presented in our “Non-GAAP Financial Measures Reconciliation – Funds From Operations Attributable to Common Stockholders (FFO) and Funds Available for Distribution Attributable to Common Stockholders (FAD)” above.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA[1]
(Dollars in thousands)
(unaudited)

	For the Three Months Ended March 31, 2021

Net loss attributable to common stockholders	$(57,209)
Adjustments:
Interest	110,767
Loss on extinguishment of debt, net	27,090
Taxes (including tax amounts in general, administrative and professional fees)	3,436
Depreciation and amortization	314,148
Non-cash stock-based compensation expense	16,072
Merger-related expenses, deal costs and re-audit costs	4,617
Net income attributable to noncontrolling interests, adjusted for partners’ share of consolidated entity EBITDA	(6,775)
Loss from unconsolidated entities, adjusted for Ventas share of EBITDA from unconsolidated entities	16,707
Gain on real estate dispositions	(2,533)
Unrealized foreign currency loss	70
Change in fair value of financial instruments	(21,006)
Natural disaster expenses, net	5,174
Allowance on loan investments, net of noncontrolling interests	(8,900)
Adjusted EBITDA	$401,658
Adjustments for current period activity	2,550
Adjusted Pro Forma EBITDA	$404,208

Adjusted Pro Forma EBITDA annualized	$1,616,832

Total debt	$11,759,299
Cash	(169,661)
Restricted cash pertaining to debt	(21,546)
Partners’ share of consolidated debt	(275,060)
Ventas share of non-consolidated debt	252,527
Net debt	$11,545,559

Net debt to Adjusted Pro Forma EBITDA	7.1	x
[1]	Totals may not add due to rounding.

The table above illustrates net debt to adjusted pro forma earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense, asset impairment and valuation allowances), excluding gains or losses on extinguishment of debt, partners’ share of EBITDA of consolidated entities, merger-related expenses and deal costs, expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements, net gains or losses on real estate activity, gains or losses on re-measurement of equity interest upon acquisition, changes in the fair value of financial instruments, unrealized foreign currency gains or losses, net expenses or recoveries related to natural disasters and non-cash charges related to leases, and including (a) Ventas’ share of EBITDA from unconsolidated entities and (b) other immaterial or identified items (“Adjusted EBITDA”).

The information above considers the pro forma effect on Adjusted EBITDA of the Company’s activity during the three months ended March 31, 2021, as if the transactions had been consummated as of the beginning of the period (“Adjusted Pro Forma EBITDA”) and considers any other incremental items set forth in the Adjusted Pro Forma EBITDA reconciliation included herein.

The Company believes that net debt, Adjusted Pro Forma EBITDA and net debt to Adjusted Pro Forma EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Operating Income (NOI) and Same-Store Cash NOI by Segment (Constant Currency)
(Dollars in thousands)
(unaudited)
For the Three Months Ended March 31, 2021 and 2020

	Triple-Net	Senior Housing Operating	Office	Non-Segment	Total
For the Three Months Ended March 31, 2021
Net loss attributable to common stockholders					$(57,209)
Adjustments:
Interest and other income					(341)
Interest expense					110,767
Depreciation and amortization					314,148
General, administrative and professional fees					40,309
Loss on extinguishment of debt, net					27,090
Merger-related expenses and deal costs					4,617
Allowance on loans receivable and investments					(8,902)
Other					(9,428)
Loss from unconsolidated entities					250
Gain on real estate dispositions					(2,533)
Income tax expense					2,153
Net income attributable to noncontrolling interests					1,811
Reported segment NOI	$155,060	$110,821	$135,236	$21,615	$422,732
Adjustments to Cash NOI:
Straight-lining of rental income	(1,846)	—	(2,016)	—	(3,862)
Non-cash rental income	(11,902)	—	(2,447)	—	(14,349)
NOI not included in cash NOI[1]	(50)	146	(3,605)	—	(3,509)
Non-segment NOI	—	—	—	(21,615)	(21,615)
Cash NOI	141,262	110,967	127,168	—	379,397
Adjustments to Same-store NOI:
Cash NOI not included in same-store	(1,330)	(14,349)	(4,177)	—	(19,856)
Same-store cash NOI (constant currency)	$139,932	$96,618	$122,991	$—	$359,541
Percentage (decrease) increase - constant currency	(12.7%)	(42.5%)	0.5%		(20.2%)
For the Three Months Ended March 31, 2020
Net income attributable to common stockholders					$473,117
Adjustments:
Interest and other income					(4,853)
Interest expense					116,696
Depreciation and amortization					248,837
General, administrative and professional fees					40,460
Merger-related expenses and deal costs					8,218
Other					5,783
Loss from unconsolidated entities					10,876
Gain on real estate dispositions					(226,225)
Income tax benefit					(149,016)
Net income attributable to noncontrolling interests					1,613
Reported segment NOI	$188,531	$166,639	$145,336	$25,000	$525,506
Adjustments to Cash NOI:
Straight-lining of rental income	(2,693)	—	(4,095)	—	(6,788)
Non-cash rental income	(1,529)	—	(1,104)	—	(2,633)
Cash modification fees	—	—	(1,000)	—	(1,000)
NOI not included in cash NOI[1]	(24,154)	190	(10,901)	—	(34,865)
Non-segment NOI	—	—	—	(25,000)	(25,000)
NOI impact from change in FX	473	2,365	—	—	2,838
Cash NOI	$160,628	$169,194	$128,236	$—	$458,058
Adjustments to Same-store NOI:
Cash modification fees not in same-store	—	—	1,000	—	1,000
Cash NOI not included in same-store	(383)	(1,077)	(6,873)	—	(8,333)
NOI impact from change in FX not in same-store	—	(71)	—	—	(71)
Same-store cash NOI (constant currency)	$160,245	$168,046	$122,363	$—	$450,654
[1]	Excludes sold assets, Assets Held for Sale, development properties not yet operational and land parcels.

For the Three Months Ended March 31, 2021 and December 31,2020
	Triple-Net	Senior Housing Operating	Office	Non-Segment	Total
For the Three Months Ended March 31, 2021
Net loss attributable to common stockholders					$(57,209)
Adjustments:
Interest and other income					(341)
Interest expense					110,767
Depreciation and amortization					314,148
General, administrative and professional fees					40,309
Loss on extinguishment of debt, net					27,090
Merger-related expenses and deal costs					4,617
Allowance on loans receivable and investments					(8,902)
Other					(9,428)
Loss from unconsolidated entities					250
Gain on real estate dispositions					(2,533)
Income tax expense					2,153
Net income attributable to noncontrolling interests					1,811
Reported segment NOI	$155,060	$110,821	$135,236	$21,615	$422,732
Adjustments to Cash NOI:
Straight-lining of rental income	(1,846)	—	(2,016)	—	(3,862)
Non-cash rental income	(11,902)	—	(2,447)	—	(14,349)
NOI not included in cash NOI[1]	(50)	146	(3,605)	—	(3,509)
Non-segment NOI	—	—	—	(21,615)	(21,615)
Cash NOI	141,262	110,967	127,168	—	379,397
Adjustments to Same-store NOI:
Cash NOI not included in same-store	(498)	(2,696)	(2,305)	—	(5,499)
Same-store cash NOI (constant currency)	$140,764	$108,271	$124,863	$—	$373,898
Percentage (decrease) increase - constant currency	(0.5%)	(21.4%)	0.8%		(7.3%)

For the Three Months Ended December 31, 2020
Net income attributable to common stockholders					$110,451
Adjustments:
Interest and other income					(644)
Interest expense					114,208
Depreciation and amortization					261,966
General, administrative and professional fees					29,537
Loss on extinguishment of debt, net					3,405
Merger-related expenses and deal costs					3,683
Allowance on loans receivable and investments					(10,416)
Other					(16,043)
Income from unconsolidated entities					(17,705)
Gain on real estate dispositions					(22,117)
Income tax benefit					(679)
Net income attributable to noncontrolling interests					1,502
Reported segment NOI	$162,871	$136,430	$136,827	$21,020	$457,148
Adjustments to Cash NOI:
Straight-lining of rental income	(1,879)	—	(2,272)	—	(4,151)
Non-cash rental income	(12,707)	—	(2,390)	—	(15,097)
Write-off of straight-line rental income	14	—	85	—	99
NOI not included in cash NOI[1]	(6,641)	253	(5,431)	—	(11,819)
Non-segment NOI	—	—	—	(21,020)	(21,020)
NOI impact from change in FX	280	1,138	—	—	1,418
Cash NOI	$141,938	$137,821	$126,819	$—	$406,578
Adjustments to Same-store NOI:
Cash NOI not included in same-store	(463)	(15)	(2,937)	—	(3,415)
NOI impact from change in FX not in same-store	—	(7)	—	—	(7)
Same-store cash NOI (constant currency)	$141,475	$137,799	$123,882	$—	$403,156
[1]	Excludes sold assets, Assets Held for Sale, development properties not yet operational and land parcels.

The Company considers NOI and same-store cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis. The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and office building services costs. In the case of NOI, cash receipts may differ due to straight-line recognition of certain rental income and the application of other GAAP policies. The Company defines same-store as properties owned, consolidated and operational for the full period in both comparison periods and are not otherwise excluded; provided, however, that the Company may include selected properties that otherwise meet the same-store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in the Company’s judgment such inclusion provides a more meaningful presentation of its portfolio performance. Newly acquired development properties and recently developed or redeveloped properties in the Company’s Seniors Housing Operating Portfolio (“SHOP”) will be included in same-store once they are stabilized for the full period in both periods presented. These properties are considered stabilized upon the earlier of (a) the achievement of 80% sustained occupancy or (b) 24 months from the date of acquisition or substantial completion of work. Recently developed or redeveloped properties in the Office and Triple-Net Leased Portfolios will be included in same-store once substantial completion of work has occurred for the full period in both periods presented. SHOP and Triple-Net Leased properties that have undergone operator or business model transitions will be included in same-store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from same-store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by materially disruptive events such as flood or fire; (iii) those properties that are currently undergoing a materially disruptive redevelopment; (iv) for the Office Portfolio, those properties for which management has an intention to institute a redevelopment plan because the properties may require major property-level expenditures to maximize value, increase net operating income, or maintain a market-competitive position and/or achieve property stabilization; or (v) for the SHOP and Triple-Net Leased Portfolios, those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.

To eliminate the impact of exchange rate movements, all portfolio performance-based disclosures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.

Contacts

Sarah Whitford
(877) 4-VENTAS